UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Under § 240.14a-12

LIFEVANTAGE CORPORATION
(Name of Registrant as Specified In Its Charter)

THE RADOFF FAMILY FOUNDATION BRADLEY L. RADOFF SUDBURY CAPITAL FUND, LP SUDBURY CAPITAL GP, LP SUDBURY HOLDINGS, LLC SUDBURY CAPITAL MANAGEMENT, LLC DAYTON JUDD MICHAEL LOHNER
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Bradley L. Radoff, Sudbury Capital Fund, LP and the other participants named herein (collectively, the “Radoff-Sudbury Group”), have filed a definitive proxy statement and accompanying BLUE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of the Radoff-Sudbury Group’s highly-qualified director nominees at the fiscal year 2024 annual meeting of stockholders of LifeVantage Corporation, a Delaware corporation (the “Company”).

On November 1, 2023, the Radoff-Sudbury Group issued the following press release after the close of business:

The Radoff-Sudbury Group Reiterates the Need to Elect Directors with Governance, Turnaround and Wellness Industry Experience to LifeVantage’s Board of Directors

Highlights Radoff-Sudbury Group Nominees Will Bring Differentiated Experience and Fresh Perspectives to the Board

Notes Leading Independent Proxy Advisory Firms ISS and Glass Lewis Concluded that Boardroom Change is Warranted

Urges Stockholders to Vote for Dayton Judd, Michael Lohner and Bradley L. Radoff on the BLUE Proxy Card Ahead of the November 6th Annual Meeting

NEW YORK--(BUSINESS WIRE)--Bradley L. Radoff and Sudbury Capital Fund, LP (together with their affiliates, the “Radoff-Sudbury Group,” “we” or our “Group”), represent the largest stockholder of LifeVantage Corporation (Nasdaq: LFVN) (“LifeVantage” or the “Company”), collectively owning approximately 12.8% of the Company’s outstanding stock. Today, the Group issued the following letter to LifeVantage stockholders ahead of the Company’s upcoming Annual Meeting of Stockholders (the “Annual Meeting”) on November 6, 2023:

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Fellow Stockholders,

The Radoff-Sudbury Group represents the largest stockholder of LifeVantage, meaning our interests are squarely aligned with yours. We believe replacing certain long-tenured directors with stockholder-nominated directors who possess CEO-level transformation, wellness industry and corporate governance experience can help ignite a lasting turnaround following a decade of poor performance. Ahead of next week’s Annual Meeting, we want to emphasize the opportunity you have to facilitate long-overdue change at LifeVantage by electing the right directors.

While we attempted to engage privately with the Board of Directors (the “Board”) on ideas for creating value and a settlement, we have been met with sustained resistance. The Company made clear it was not open to welcoming new perspectives to the Board until 2027, which we believe is indicative of the tight grip that Chairman Garry Mauro and other over-tenured directors have on LifeVantage. That is why we have invested a significant amount of our time and capital to nominate a minority slate of individuals with highly relevant skillsets to address the Company’s most urgent needs.

As detailed below, we are seeking to remove Chairman Mauro, Michael Beindorff and Darwin Lewis from the Board due to their excessively long tenures, track records of value destruction and lack of relevant experience. We are asking for your support to elect our three independent nominees, who are committed to putting LifeVantage stockholders’ long-term interests first.

Radoff-Sudbury Group Independent Nominee	Targeted Incumbent LifeVantage Director	The Case for Supporting Our Group’s Independent Nominee

Dayton Judd

✓ Chairman and CEO of FitLife Brands, Inc. (Nasdaq: FTLF) (“FitLife”)

✓ Delivered 2,263% in total stockholder returns (“TSR”) while CEO of FitLife[1]

✓ Delivered 173% in TSR while serving as a director at RLJ Entertainment, Inc. (Nasdaq: RLJE)[2]

✓ CEO-level turnaround experience

✓ Experienced public company board member

✓ Consumer wellness product experience

✓ Public company financial expertise

✓ Audit Chair experience

Meaningful LifeVantage stockholder with strong track record of value creation

Garry Mauro

x

15-year LifeVantage director tenure

x      -

-58% LifeVantage TSR during tenure as Chair[3]

x

No prior C-suite experience

x

No prior public board experience

x

No wellness or direct selling experience

x

No capital allocation experience

x

No prior audit experience

No meaningful stock ownership in LifeVantage and has overseen significant value destruction

Experience & Track Record Comparison

-

Mr. Judd is an experienced public company CEO and director with a strong track record of value creation, who owns ~6% of LifeVantage stock.

-

Mr. Judd possesses valuable CEO-level turnaround experience, corporate governance and strategic planning acumen and wellness industry expertise, which would be immediately additive in the boardroom.

-

Mr. Mauro has served as Chairman of LifeVantage for 10 years and on the Board for over 15 years. He has failed to effectively oversee the Company and enabled the destruction of significant value over his tenure.

-

Both ISS and Glass Lewis have recommended for Mr. Judd, while ISS has recommended stockholders remove Mr. Mauro.

1 Source: Bloomberg. TSR calculated from February 18, 2018 through October 30, 2023.

2 Source: Bloomberg. TSR calculated from May 15, 2015 through October 31, 2018.

3 Source: Bloomberg. TSR calculated from November 13, 2013 through August 10, 2023.

Michael Lohner

✓ President, CFO and director of Direct Selling Acquisition Corp. (NYSE: DSAQ)

✓ Corporate finance and capital allocation expertise

✓ C-suite executive

✓ Experienced public company board member

✓ Experienced investor

Experienced executive with strong track record of value creation

Michael Beindorff

x

~12-year LifeVantage director tenure

x

-44% LifeVantage director tenure TSR[4]

x

No wellness or direct selling experience

x

No capital allocation experience

x

No prior public board experience

x

No prior audit experience

No meaningful stock ownership in LifeVantage

Experience & Track Record Comparison

-

Mr. Lohner has extensive experience as an investor and executive of companies in the direct selling industry, unlike Mr. Beindorff, who possesses no relevant experience.

-

We believe Mr. Lohner’s industry experience would help support LifeVantage’s go-forward strategy and address recent significant consultant and customer attrition.

-

Additionally, Mr. Lohner would bring valuable experience in the areas of corporate finance and capital allocation, which are necessary to correct course following the value destruction Mr. Beindorff has presided over for nearly 12 years.

-

Notably, Glass Lewis recommended stockholders remove Mr. Beindorff, pointing to his “predominantly misaligned experiences” and role in overseeing the destruction of value during his nearly 12-year tenure.

4 Source: Bloomberg. TSR calculated from January 10, 2012 through August 10, 2023.

Bradley L. Radoff

✓ Experienced public company board member

✓ Delivered 720% in TSR while serving as a director at Support.com, Inc. (Nasdaq: SPRT)[5]

✓ Delivered 239% in TSR as a director of VAALCO Energy, Inc. (NYSE: EGY; LSE: EGY)[6]

✓ Consumer goods industry experience

✓ Audit Chair experience

✓ Successful private investor

✓ Private and public engagements have delivered sizable returns for stockholders

Meaningful LifeVantage stockholder with strong track record of value creation

Darwin Lewis

x

6.5-year LifeVantage director tenure

x

-19% LifeVantage director tenure TSR[7]

x

Former sales and operations executive

x

No wellness or direct selling experience

x

No capital allocation experience

x

No prior audit experience

x

No prior public board experience

No meaningful stock ownership in LifeVantage

Experience & Track Record Comparison

-

Mr. Radoff is an experienced investor and public company director with a strong track record of value creation, who owns 6.8% of LifeVantage stock.

-

Mr. Radoff’s capital allocation expertise, public board and audit chair experience would be additive to the Board, compared to Mr. Lewis, who lacks prior audit and relevant financial experience - despite serving as LifeVantage's Audit Committee Chair.

-

We believe Mr. Radoff’s valuable perspectives and skillsets can help improve the Company’s approach to capital allocation to help enhance value for stockholders.

We believe the choice is clear: voting the BLUE Proxy Card for the entire Radoff-Sudbury Group slate can help ensure the Board begins to act on behalf of all LifeVantage employees, consultants, stockholders and stakeholders.

We sincerely appreciate the thoughtful conversations and feedback we have received from you in recent weeks. If you have any further questions for us or would like to speak directly with our nominees, please contact our proxy solicitor at info@saratogaproxy.com.

Sincerely,

Bradley L. Radoff	Dayton Judd
Sudbury Capital Fund, LP

***

5 Source: Bloomberg. TSR calculated from June 28, 2016 through September 9, 2021.

6 Source: Bloomberg. TSR calculated from June 25, 2020 through January 28, 2022.

7 Source: Bloomberg. TSR calculated from February 16, 2017 through August 10, 2023.

VOTE “FOR” THE HIGHLY QUALIFIED RADOFF-SUDBURY NOMINEES ON THE BLUE PROXY CARD AHEAD OF LIFEVANTAGE’S UPCOMING ANNUAL MEETING ON NOVEMBER 6, 2023.

ONLY YOUR LATEST DATED VOTE COUNTS. IF YOU VOTED FOR THE COMPANY’S NOMINEES PREVIOUSLY, A LATER DATED VOTE FOR THE RADOFF-SUDBURY NOMINEES WILL OVERRIDE YOUR PRIOR VOTING INSTRUCTIONS.

IF YOU HAVE ANY QUESTIONS REGARDING HOW TO VOTE, PLEASE CALL SARATOGA PROXY CONSULTING AT (888) 368-0379 OR (212) 257-1311 OR BY EMAIL AT INFO@SARATOGAPROXY.COM.

PLEASE KNOW THAT BOTH YOUR INTERACTION WITH OUR PROXY SOLICITOR AND YOUR VOTING DECISION ARE COMPLETELY CONFIDENTIAL. SIMILARLY, IF YOUR LIFEVANTAGE SHARES ARE HELD WITH A BROKER, YOUR VOTING DECISION IS COMPLETELY CONFIDENTIAL.

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Contacts

Saratoga Proxy Consulting LLC
John Ferguson / Joe Mills, 212-257-1311
info@saratogaproxy.com

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